                                                                   EXHIBIT 10.10

                   SOFTWARE ASSIGNMENT AND LICENSE AGREEMENT


     THIS SOFTWARE ASSIGNMENT AND LICENSE AGREEMENT (the "Agreement"), dated as of April 3, 2000, is entered into between AirTouch Communcations, Inc., a Delaware corporation (collectively with its Affiliates "Assignor"), and Cellco Partnership, a Delaware general partnership ("Assignee").

                             W I T N E S S E T H:

     WHEREAS, Assignee desires to obtain title to certain software owned by Assignor subject to the terms, conditions, rights, restrictions and obligations of this Agreement; and

     WHEREAS, Assignor desires to receive a grant back to certain license rights to the software assigned to Assignee hereunder, subject to the terms, conditions, rights, restrictions and obligations of this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.   Definitions.

     A. Affiliates. As used in this Agreement, a person, association, partnership, corporation or joint-stock company, trust, or other business entity, however organized, is an "Affiliate" of the person or entity which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person. Control shall be defined as (i) ownership of 20% or more of the voting power of all classes of voting stock of an entity; (ii) ownership of 20% or more of the beneficial interests in income and capital of an entity other than a corporation; or (iii) management control over an entity.

     B. Licensed Software. As used in this Agreement, the "Licensed Software" shall consist of all versions and releases of the items listed on attached Schedule A, in both source code and object code formats, together with all associated user and other documentation, tools and utilities, as such items exist on the date hereof.

2.   Grant.

     A. Assignment. Assignor hereby irrevocably assigns and transfers to Assignee all worldwide rights, title and interest in and to the Licensed Software and any associated copyright registrations and registration applications, and other associated intellectual property rights (but expressly excluding any patent rights assigned to Assignee pursuant to that Intellectual Property Assignment between Assignor and Assignee dated as of the date hereof), together with all rights of action accrued, accruing and to accrue under and by virtue hereof, including the rights to sue or otherwise recover for past infringements and to receive all damages, payments, costs and fees associated therewith.

     B. Further Assurances. Upon the request and at the expense of Assignee, Assignor shall execute and deliver any and all instruments and documents and take such other actions as may be necessary or reasonably requested by Assignee to document the aforesaid assignment and transfer or to enable Assignee to secure, register, maintain, enforce and otherwise fully protect its rights in and to the Licensed Software.

     C. License. Assignee hereby grants to Assignor, subject to the obligation of confidentiality under Section 6.A below, a perpetual, worldwide, irrevocable, royalty-free, non-exclusive, transferable license to sell, use, copy, distribute, market, perform, display, modify, create derivative works of, incorporate into products and otherwise fully exploit the Licensed Software, without any restriction or accounting to Assignee. Without limiting the generality of the foregoing, this license includes the right to grant sublicenses to allow others to sell, use, copy, distribute, market, perform, display, modify, create derivative works or, incorporate into products and otherwise fully exploit the Licensed Software, without any restriction or accounting to Assignor.

3.   Representations and Warranties.

     A.   Assignor hereby represents and warrants to Assignee as follows:

          1. That it has the full and exclusive right and power to enter into and perform according to the terms of this Agreement; and

          2. That, as of the date hereof, there are no legal actions against Assignor alleging, and that Assignor is not otherwise aware, that the Licensed Software or use thereof for its intended purposes infringes or misappropriate the copyright, trade secret or other intellectual property rights of any other person.

     B.   Assignee hereby represents and warrants to Assignor as follows:

          1. That unless expressly stated herein or agreed otherwise by the parties, it specifically acknowledges that Assignor is not obligated to provide support, education, maintenance, or the like to Assignee; and

          2. That it has the full and exclusive right and power to enter into and perform according to the terms of this Agreement.

     C. Subject to the Alliance Agreement (hereinafter defined) and except as otherwise stated in this Agreement, nothing in this Agreement shall be construed as:

          1. A warranty or representation that anything provided, made, used, sold or otherwise disposed of under the grant or license contained in this Agreement is or will be free from infringement of patents of third parties; or

          2. Granting by implication, estoppel, or otherwise any licenses, warranties (implied in fact or law) or rights other than those expressly granted herein, or creating any obligation other than those expressly created hereunder; or

          3. A representation or agreement by either party to assume any responsibility whatsoever with respect to use, sale or installation of any products or services of the other party; or

          4. A representation or agreement by either party to furnish the other party with any training, maintenance, support or other assistance respecting the Licensed Software.

     D. SUBJECT TO THE ALLIANCE AGREEMENT (HEREINAFTER DEFINED) AND EXCEPT AS OTHERWISE STATED IN THIS AGREEMENT, THE LICENSED SOFTWARE IS ASSIGNED TO ASSIGNEE AND LICENSED TO ASSIGNOR "AS IS", WITHOUT WARRANTIES OF ANY KIND. EACH OF ASSIGNOR AND ASSIGNEE HEREBY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

4. Filing, Prosecution and Maintenance. Assignee shall have the right, but not the obligation to file, prosecute and maintain copyright registrations and registration applications and other intellectual property protection for the Licensed Software. Upon the request and at the expense of Assignee, Assignor shall execute and deliver any and all instruments and documents and take such other actions as may be necessary or reasonably requested by Assignee in connection therewith.

5.   Infringements by Third Parties.

     A. Notice of Infringements. In the event that either party becomes aware of any potential or actual infringement of any copyright for the Licensed Software, registered or unregistered, or of any potential or actual misappropriation of a trade secret relating to the Licensed Software or its source code (each, an "Infringement"), such party shall promptly provide the other with written notice thereof.

     B. Action by Assignee. Assignee shall have the right, but not the obligation, to challenge and attempt to eliminate each Infringement. Assignor, at Assignee's expense, shall reasonably cooperate with Assignee in investigating, prosecuting and settling any infringement action instituted by Assignee against any person or entity engaging in an Infringement. Assignor, at its own expense, shall have the right to participate with counsel of its own choice in the investigation, prosecution and/or settlement of any such infringement action instituted by

Assignee. Assignor shall have the right to approve the settlement of any such infringement action, or any other agreement between Assignee and such person or entity concerning the Infringement, to the extent such settlement or other agreement is inconsistent with the license rights granted to Assignor under this Agreement.

     C. Action by Assignor. Assignor shall have the right, but not the obligation, to institute, prosecute and settle an infringement action against any person or entity who engages in an Infringement if, and only if, (i) within ninety (90) days after Assignee becomes aware or is notified of the Infringement, Assignee has not instituted an infringement action against such person or entity or caused or taken significant steps to cause such person or entity to cease and desist from the Infringement; or (ii) at any time after Assignee has instituted an infringement action against such person or entity, Assignee ceases to diligently prosecute such infringement action other than by reason of settlement of the action in accordance with the provisions of Section 5.B above. Assignee, at its own expense, shall reasonably cooperate with Assignor in investigating, prosecuting and settling any infringement action instituted by Assignor in accordance with the foregoing sentence. In addition, Assignee, at its own expense, shall have the right to participate with counsel of its own choice in the investigation, prosecution and/or settlement of any such infringement action instituted by Assignor. In the event that Assignor is unable to institute, prosecute or settle the infringement action solely in its own name, Assignee will join such action voluntarily or will execute such instruments and other documents as are necessary for Assignor to initiate, prosecute and settle such action as permitted hereunder, all at Assignee's own expense. Assignee shall have the right to approve the settlement of any such infringement action, or any other agreement between Assignor and such person or entity concerning the Infringement, such approval not to be unreasonably withheld or delayed.

     D. Sharing of Recoveries. Any recovery obtained by either Assignee or Assignor in connection with or as a result of any infringement action contemplated under this Section 5, whether by settlement or otherwise, shall be shared in order as follows: (i) the party that primarily initiated and prosecuted the action shall recoup all of its costs and expenses incurred in connection with the action; (ii) the other party shall then, to the extent possible, recover its costs and expenses incurred in connection with the action; and (iii) unless otherwise agreed on by the parties in writing, the amount of any recovery remaining shall then be divided between the parties in accordance with the relative out-of-pocket costs and expenses they incur in initiating, investigating, prosecuting and/or settling the action.

6.   Confidentiality.

     A. Obligation of Confidentiality. Each party agrees to take reasonable steps to prevent disclosure or dissemination of the Licensed Software to any person or entity other than its and its Affiliates' employees, agents and contractors who have a need for access to the Licensed Software in order to assist such party and its Affiliates in performing their obligations or exercising their rights hereunder. As used herein, "reasonable steps" means steps that a party takes to protect its own, similarly confidential or proprietary software, which steps shall in no event be less than a reasonable standard of care. The obligation of confidentiality under this Section 6.A shall not apply to portions of the Licensed Software that: (i) are known or generally available to the public as of the date hereof; or (ii) following the date hereof, become known or generally available to the public through no unlawful act or omission, or breach of this Agreement, by the disclosing party, its Affiliates, or any of their respective employees, agents or contractors. In the event either party is required to disclose the Licensed Software, or any portion thereof, pursuant to an applicable law, rule, regulation, government requirement or court order, the disclosing party shall advise the other party of such required disclosure promptly upon learning thereof in order to afford such other party a reasonable opportunity to contest, limit and/or assist the disclosing party in crafting such disclosure. Should either party desire to publish or otherwise make publicly available any portion of the Licensed Software, the parties shall mutually discuss and agree in good faith on the publication or other public disclosure to be made, if any. No such publication or other public disclosure shall be made without the mutual agreement of the parties, such agreement not to be unreasonably withheld or delayed.

     B. Equitable Relief. In the event of any breach or threatened breach by either party, its Affiliates, or any of their respective employees, agents or contractors, of any provision of Section 6.A, the other party shall be entitled to seek injunctive or other equitable relief restraining the breach or threatened breach, without the necessity of proving actual damages or posting any bond or other security. Such relief shall be in addition to and not in lieu of any other remedies that may be available to either party hereunder, at law or in equity.

7. Amendment. This Agreement may be amended, modified or supplemented only by a written agreement signed by the parties hereto.

8. Governing Law. Except for copyright matters governed by the Federal laws of the United States of America, this Agreement shall be governed by and construed in accordance with, the laws of the State of Delaware, without reference to choice of law principles, including matters of construction, validity and performance.

9. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally, delivery charges prepaid, or three (3) business days after being sent by registered or certified mail (return receipt requested), postage prepaid, or one (1) business day after being sent by a nationally recognized express courier service, postage or delivery charges prepaid, to the parties at their respective addresses stated below. Notices may also be given by prepaid telegram or facsimile and shall be effective on the date transmitted if confirmed within twenty-four (24) hours thereafter by a signed original sent in the manner provided in the preceding sentence. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new address to the other parties in accordance with this Section 9, except that any notice of such change of address shall not be effective unless and until received.

         If to Assignor to: AirTouch Communications, Inc.
                            Legal Department
                            1 California Street, 21st Floor
                            San Francisco, CA 94111

         With a copy to:     Pillsbury Madison & Sutro LLP
                             P.O. Box 7880
                             San Francisco, CA 94120-7880
                             Attention: Cydney A. Tune

         If to Assignee to:  Cellco Partnership
                             180 Washington Valley Road
                             Bedminster, NJ 07921
                             Attention: General Counsel

10. Headings; References. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11. Counterparts. This Agreement may be executed in one or more counterparts and each counterpart shall be deemed to be an original, but all of which shall constitute one and the same original.

12. Parties in Interest; Assignment; Successor. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall be freely assignable and transferable by each of Assignor and Assignee. Except as expressly stated herein, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

13. Severability; Enforcement. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

14. Waiver. The failure of either party at any time to require performance by the other party of any provision hereof shall in no way affect the full right to require such performance at any time thereafter. Nor shall the waiver by either party of a breach of any provision hereof be a waiver of any succeeding breach of the same or any other such provisions or be a waiver of the provision itself.

15. Alliance Agreement; Entire Agreement. This Agreement is subject to the provision of the U.S. Wireless Alliance Agreement, dated as of September 21, 1999 (the "Alliance Agreement") between Vodafone AirTouch Plc and Bell Atlantic Corporation. Neither the making nor the acceptance of this Agreement, nor any provision hereof, shall enlarge, restrict or otherwise modify the provisions of the Alliance Agreement or the rights and obligations of the parties thereunder, or constitute a waiver or release by any of the parties to the Alliance Agreement of any liabilities, duties or obligations imposed upon any party thereunder, including, without limitation, the representations and warranties, indemnities and other provisions that, pursuant to the Alliance Agreement, survive the Closing (as defined therein) thereof. This Agreement, together with the Alliance Agreement and all other agreements entered into by Vodafone AirTouch Plc and Bell Atlantic Corporation in connection therewith, contain the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior understandings and agreements of the parties with respect thereto.

16. No Agency. Nothing herein shall be construed as creating any agency, partnership or other form of joint enterprise between Licensor and Licensee.

17. Dispute Resolution. Resolution of any and all disputes arising under or in connection with this Agreement, whether based on contract, tort, statute or otherwise, including, but not limited to, disputes over arbitrability and disputes in connection with claims by third parties, shall be exclusively governed by and settled in accordance with the provisions of the Alliance Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the Effective Date.

                                            ASSIGNOR:
                                            AirTouch Communications,Inc.


                                           By: /s/ Arun Sarin
                                              -------------------------------
                                              Name:  Arun Sarin
                                              Title: Chief Executive Officer

                                           ASSIGNEE:
                                           Cellco Partnership
                                           By: NYNEX PCS Inc., its
                                                 managing general partner


                                           By: /s/ S. Mark Tuller
                                              -------------------------------
                                              Name:  S. Mark Tuller
                                              Title: